Exhibit 10.1

SECURITIES PURCHASE AGREEMENT AMENDMENT

THIS AMENDMENT (the “Amendment”) is made as of the 30th day of November 2018

BETWEEN

Trident Brands Incorporated, 200 South Executive Dive, Suite 101, Brookfield, WI 53005 (the “Company”)

AND

Fengate Trident LP, 2275 Upper Middle Road E., Suite 700, Oakville, ON L6H 0C3 (the “Purchaser”)

WHEREAS the Company and LPF (MCTECH) Investment Corp. (“LPF”) (i) entered into that certain Securities Purchase Agreement dated as of September 26, 2016 (the “SPA”) pursuant to which the Company issued to LPF a convertible promissory  note in the amount of $4,100,000 (the “Convertible Note”), and (ii) LPF and the Company concurrently entered into a Convertible Promissory Note Amendment Agreement pursuant to which the Company amended certain features of two convertible notes previously purchased by LPF in the original principal amounts of US$1,800,000 and US$500,000, on January 29, 2015, and March 31, 2015, respectively (the “Prior Convertible Notes”);

AND WHEREAS on April 28, 2017, LPF, the Labourers’ Pension Fund of Central and Eastern Canada (the “Pension Fund”), the Company, and certain other parties, as part of a restructuring of the Pension Fund’s invested assets, entered into a General Transfer and Assignment Agreement pursuant to which the SPA, Convertible Note, Prior Convertible Notes, and certain other related agreements were, through a series of simultaneous transactions, transferred to the Purchaser;

AND WHEREAS on May 9, 2017, and on May 16, 2018, pursuant to the terms of the SPA, the Purchaser provided a second and third tranche of funding in the amounts of US$4,400,000 and US$1,500,000, respectively (the “Additional Convertible Notes” and, together with the Prior Convertible Notes and the Convertible Note, collectively, the “Convertible Notes”);

AND WHEREAS the Company wishes to receive from the Purchaser an additional tranche or tranches of funding as described further herein, and the Purchaser wishes to fund such additional tranche or tranches of funding on the terms set out herein up to a maximum principal amount of US$10,000,000 (such tranches, the “2018 Convertible Notes”), provided that the terms of the 2018 Convertible Notes shall not retroactively apply to the Convertible Notes;

NOW THEREFORE, the Parties wish to amend the SPA in connection with the 2018 Convertible Notes as follows below, and concurrently issue a 2018 Convertible Note in the amount of US$3,400,780;

1. All capitalized terms used herein and not defined shall have the meaning given to them in the SPA.

2. The defined term “Purchase Amount” in section 1(a)(i) shall be increased from US$10,000,000 to US$20,000,000.

3. The term “Note” (as defined in the SPA) shall include the 2018 Convertible Notes for all purposes except as set forth herein.

4. Section 1(a)(i)(B) shall be read to apply only to the original outstanding balance of the principal amount of the Notes under the SPA of US$5,900,000 (which the parties acknowledge has been fully funded).

5. New sections 1(a)(i)(D), (E) and (F) shall be added as follows:

“1(a)(i)(D).  US$3,400,780 of the principal amount of the 2018 Convertible Notes shall be funded and issued on November 30, 2018.

1(a)(i)(E).  US$2,804,187 of the principal amount of the 2018 Convertible Notes shall be funded and issued on or around February 28, 2019 if the following conditions (collectively, the “Funding Conditions”) have been satisfied by the Company :

I.
the Company’s revenues for the first quarter of 2019 (first quarter being December 2018, January 2019 and February 2019) are no less than US$855,432, as evidenced by the Company’s financial statements prepared for the first quarter of 2019 in accordance with GAAP and the Company’s historical accounting practices; and

II.
the Company has implemented all or substantially all of the recommendations for performance improvements to the Company made by any independent third party consultancy engaged by the Company for such purpose (a “Consultant”) to the Purchaser’s reasonable satisfaction after consultation with the Company and the Consultant;

provided, that the Purchaser may waive either or both of the Funding Conditions in its sole discretion on written notice thereof to the Company.

1(a)(i)(F).  The remainder of the principal amount of the 2018 Convertible Notes (being US$3,795,033) shall be funded and issued at the election of the Purchaser, in one or more tranches from time to time during the Term, within 30 days following written request thereof to the Purchaser from the Company, with such request providing details of the use of funds and investment case to the reasonable satisfaction of the Purchaser.”

6. Notwithstanding any provision of the SPA to the contrary (including without limitation Section 1(a)(ii) thereof), the 2018 Convertible Notes shall be in the form of the Note attached hereto as Annex X.

7. Except as specifically set out herein, all other terms of the SPA shall apply mutatis mutandis, and the SPA is hereby ratified.

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THIS SECURITIES PURCHASE AGREEMENT AMENDMENT has been duly executed by the Purchaser and the Company as of the date first set out above.

TRIDENT BRANDS INCORPORATED

By:
Name:
Title:

FENGATE TRIDENT LP
By its General Partner, Fengate Trident GP Inc.

By:
Name: Heather Crawford
Title: Secretary

ANNEX X

Form of Notes

See attached.

FORM OF CONVERTIBLE PROMISSORY NOTES

THESE CONVERTIBLE PROMISSORY NOTES (THE “NOTES,” AND EACH, A “NOTE”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT EACH NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND SUCH STATE SECURITIES LAWS.

TRIDENT BRANDS INCORPORATED

Convertible Promissory Note for up to US$10,000,000                                                                                         US$10,000,000
Dated: November 30, 2018

For value received, TRIDENT BRANDS INCORPORATED, a Nevada corporation (the “Company”), hereby promises to pay to the order of Fengate Trident LP (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided for the Notes, up to an aggregate of TEN MILLION DOLLARS (US$ 10,000,000) (the "Principal Amount") and subject to the terms hereof.  With respect to each Note, the applicable portion of the Principal Amount shall be due and payable on November 30, 2019, subject to the conversion terms hereof (such date, the “Maturity Date”); provided that the Holder may unilaterally postpone the Maturity Date to May 31, 2020, upon written notice thereof to the Company.  The “Issuance Date” with respect to the Note for the portion of the Principal Amount equal to US$3,400,780 is the date hereof and with respect to any portion of the Principal Amount advanced hereafter shall be the date that such Principal Amount is advanced.

All payments under or pursuant to each Note refer to and shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Company.

ARTICLE I

GENERAL TERMS

Section  1.1 Purchase Agreement.  Each Note has been executed and delivered pursuant to the Securities Purchase Agreement dated as of September 26, 2016 by and between the Company and the purchaser listed therein, as amended by the Securities Purchase Agreement Amendment dated as of November 30, 2018 (collectively, the “Purchase Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section  1.2 Interest.  Each portion of the Principal Amount applicable to each Note advanced to the Company pursuant to the Purchase Agreement shall bear interest from the applicable Issuance Date at the rate of twelve percent (12%) per annum, calculated daily in arrears based on a three hundred and sixty (360) day year (the “Interest”) and payable monthly in arrears to the Holder on the last day of each month commencing on the first such date to occur after the execution of this Note.

Section 1.3 Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding Business Day.  The term “Business Day” shall mean any day except Saturday, Sunday and any day that shall be a federal legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other governmental action to close.

Section 1.4 Transfer.  Each Note may be transferred or sold, pledged, hypothecated or otherwise granted as security by the Holder, either in whole or in part, subject to the provisions of Section 4.8 hereof, and to prior notice of same to the Company in accordance with Section 4.1 hereof.

Section 1.5  Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of the applicable Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this applicable Note, upon surrender and cancellation of such applicable Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated applicable Note.

Section 1.6  Security.  To secure the due payment of the Principal Amount and Interest payable under the applicable Note, the Company has caused to be provided to the Holder the General Security Agreement made as of the 26th day of September, 2016 granting the Holder a security interest in all of the present and after acquired personal property (the "Security") of the Company.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default.  The occurrence of any of the following events shall be an "Event of Default" under the applicable Note:

(a)	the Company shall fail to make the payment of any outstanding Principal Amount or Interest on the date such payment is due hereunder;
(b)
 the suspension from listing, without subsequent listing on any one of, or the failure of the Company’s common stock, par value US$0.001 per share (the "Common Stock") to be listed on at least one of the OTC Markets (QB or QX), the OTC Bulletin Board, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, NYSE MKT or The New York Stock Exchange, Inc. for a period of five (5) consecutive Trading Days (as defined under Section 3.2(b));

(c)
 the Company’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of the applicable Note into shares of Common Stock;

(d)
 the Company shall fail to (i) timely deliver the shares of Common Stock upon conversion of the applicable Note, or (ii) make the payment of any fees and/or liquidated damages under the applicable Note or the Purchase Agreement, which failure in the case of items (i) and (ii) of this Section 2.1(d) is not remedied within three (3) Business Days after the incurrence thereof;

(e)
 default shall be made in the performance or observance of (i) any covenant, condition or agreement contained in the applicable Note (other than as set forth in clause (d) of this Section 2.1) and such default is not fully cured within five (5) Business Days after the occurrence thereof or (ii) any covenant, condition or agreement contained in the Purchase Agreement, the Security Agreement, or all ancillary documents referred to in those agreements (collectively, the “Transaction Documents”) which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within five (5) Business Days after the occurrence thereof;

(f)
 any representation, warranty or covenant made by the Company herein or in the Purchase Agreement or any other Transaction Document shall prove to have been false or incorrect or breached on the date as of which made;

(g)
 the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the U.S. Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under U.S. Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(h)
 a proceeding or case shall be commenced in respect of the Company, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of itself or of all or any substantial part of its property or assets in connection with the liquidation or dissolution of the Company or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under U.S. Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days;

(i)
 the failure of the Company to pay any amounts due to the Holder (other than outstanding Principal Amount and Interest referred to in Section 2.1(a), the failure of which to pay when due shall be an immediate Event of Default) herein within three (3) Business Days of receipt of notice to the Company;

(j)
 actions, suits, proceedings, claims or disputes pending, at law, in equity, in arbitration or before any governmental authority, arise against the Company, which result in equitable relief or monetary judgment(s) or liens against the Company;

(k)	the Collateral fails to perfect, or is delayed from perfection; or
(l)
 the Company fails to perform or comply with any term, provision or condition of any other agreement, document or other instrument evidencing or supporting any indebtedness owing from the Company to the Holder, whether currently existing or incurred after the date of this Agreement.

Section 2.2 Remedies Upon An Event of Default.  If an Event of Default, with respect to each applicable Note, shall have occurred and shall be continuing, the Holder may at any time at its option, (a) declare the entire unpaid balance of the Principal Amount and all Interest accrued but unpaid thereon of each applicable Note, and all other amounts owing or payable hereunder or under any Transaction Document, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company; provided, however, that upon the occurrence of an Event of Default described in (i) Section 2.1(g) or 2.1(h) (in the case of Section 2.1(h) upon the expiration of the 60-day period mentioned therein), the outstanding Principal Amount and all Interest accrued but unpaid thereon of each applicable Note, and all other amounts owing or payable hereunder or under any Transaction Document, shall be automatically due and payable, and (ii) Sections 2.1(a)-(f) and 2.1(i) demand the prepayment of each applicable Note pursuant to Section 3.6, (b) subject to Section 3.4, demand that the Principal Amount and all Interest accrued but unpaid thereon of each applicable Note, and all other amounts owing or payable hereunder or under any Transaction Document, then-outstanding shall be converted into shares of Common Stock at a Conversion Price (as defined in Section 3.2(a) hereof) per share calculated pursuant to Section 3.1 hereof assuming that the date that the Event of Default occurs is the Conversion Date (as defined in Section 3.1), or (c) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, any other Transaction Document or applicable law.  If the entire unpaid balance of the Principal Amount, together with accrued and unpaid Interest thereon, is not paid when due at maturity, whether on the Maturity Date or any earlier date as a result of acceleration of the applicable Note(s) pursuant to the terms hereof, then interest shall accrue on the outstanding Principal Amount from the date of such Event of Default at the rate of 18% per annum.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE III

CONVERSION; ANTIDILUTION; PREPAYMENT

Section 3.1 Conversion.  On any date(s) (each a  “Conversion Date”) elected by the Holder following the applicable Issuance Date, each Note may be converted at the option of the Holder from time to time, in whole or in part, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing that portion of the outstanding Principal Amount plus any accrued and unpaid Interest under each applicable Note as of such Conversion Date by the Conversion Price (as defined in Section 3.2(a)) then in effect on the Conversion Date; provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.4 below.  The Holder shall deliver each Note, as applicable, to the Company at the address designated in the Purchase Agreement at such time that each Note, as applicable, is fully converted.  With respect to partial conversions of the applicable Note, the Company shall keep written records of the amount of the applicable Note converted as of each Conversion Date.

Section 3.2 Conversion Price.

The term “Conversion Price” shall mean the price that is equal to a 25% discount to the average closing price of the Common Stock for the 10 Trading Days immediately prior to the applicable Conversion Date.

The term “Trading Day” shall mean any day on which the Common Stock is listed or quoted and traded on any other national securities exchange, market, trading or quotation facility on which the Common Stock is then listed or traded, or, if the Common Stock is not then listed or traded, any Business Day.

Section 3.3 Mechanics of Conversion.

(a) Not later than three (3) Trading Days after any Conversion Date, the Company or its designated transfer agent, as applicable, shall issue and deliver to the Holder, as specified in the Holder’s Conversion Notice, registered in the name of the Holder or its designee, the number of shares of Common Stock to which the Holder shall be entitled, that represent the number of shares of Common Stock being acquired upon the conversion of the applicable Note (the "Delivery Date").  If in the case of any Conversion Notice such Common Stock certificate or certificates are not delivered to or as directed by the Holder by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such Common Stock certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the applicable Note if tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation.  A "Conversion Notice" means the notice of conversion, substantially in the form of Exhibit A, delivered by the Holder to the Company on the Conversion Date.

Section 3.4 Adjustment of Conversion Price.

(a) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the initial Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased.  If the Company shall at any time or from time to time after the initial Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions.  If the Company shall at any time or from time to time after the initial Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions.  If the Company shall at any time or from time to time after each applicable Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in any form other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which the Holder would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.4(a)(iii) with respect to the rights of the Holder; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this Section 3.4(a)(iii) as of the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution.  If the Common Stock issuable upon conversion of each applicable Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.4(a)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert each applicable Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which each such applicable Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets.  If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.4(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.4(a)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities of the Company prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert each applicable Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.4(a)(v) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.4(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of each applicable Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vii) Consideration for Stock.  In case any shares of Common Stock or any Common Stock Equivalents (as defined in the Purchase Agreement) shall be issued or sold:

(1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such shares of Common Stock, Common Stock Equivalents, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation.  If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of each Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note.  In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 3.5(vii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

(b) Record Date.  In case the Company shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Common Stock Equivalents, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(c) Certain Issues Excepted.  Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price in connection with (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, except as provided for in Section 3.4(a)(v), (ii) securities issued pursuant to a bona fide firm-underwritten public offering of the Company’s securities, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (iv) securities issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (v) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist and (vi) the payment of any accrued interest in shares of Common Stock pursuant to each Note.

(d) No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under the Agreement against impairment.

(e) Certificates as to Adjustments.  Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of each applicable Note pursuant to this Section 3.4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of each applicable Note.  Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

Section 3.5 Taxes; No Fractional Shares; Reservation of Shares.

(a) Issue Taxes.  The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of each Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(b) Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of each Note.

(c) Reservation of Common Stock.  The Company shall at all times when each Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of each Note; provided that the number of shares of Common Stock so reserved shall at no time be less than two hundred percent (200%) of the number of shares of Common Stock for which the applicable Note is at any time convertible.  The Company shall, from time to time in accordance with Nevada corporate law, with applicable securities law and regulations, and with its constitutive documents, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 3.5(c).

(d) Regulatory Compliance.  If any shares of Common Stock to be reserved for the purpose of conversion of each applicable Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.6 Prepayment.

(a)
 Prepayment Upon an Event of Default.  Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Sections 2.1(a)-(i), the Holder shall have the right, at such Holder’s option, to require the Company to prepay (prior to the Maturity Date) in cash all or a portion of the applicable Note at a price equal to one hundred percent (100%) of the aggregate outstanding Principal Amount and accrued but unpaid Interest of each applicable Note (the "Event of Default Prepayment Price").  Nothing in this Section 3.6(a) shall limit the Holder’s rights under Section 2.2.

(b)
 Prepayment at the Election of the Company.  Notwithstanding anything to the contrary contained in the Notes, at any time during the period beginning on the advance date of any installment of the Purchase Amount and ending on the date that is prior to the Conversion Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder, to prepay in cash the applicable portion of the then-outstanding portion of the Purchase Amount plus the then-outstanding portion of any accrued and unpaid Interest thereon as at the date fixed for prepayment, in full, in accordance with this Section 3.6 (such prepayment amount, the “Optional Prepayment Amount”). Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered by the Company to the Holder at its registered addresses and shall state: (1) that the Company is exercising its right to prepay each applicable Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice.

Section 3.7 Inability to Fully Convert.

(a)
 Holder’s Option if Company Cannot Fully Convert.  If, upon the Company’s receipt of a Conversion Notice, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, or (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder’s Conversion Notice and, with respect to the unconverted portion of each Note (as applicable), the Holder, solely at its option, can elect to:

(i) require the Company to prepay that portion of each applicable Note for which the Company is unable to issue Common Stock in accordance with the Holder’s Conversion Notice (the "Mandatory Prepayment") in an amount equal to Optional Prepayment Amount as of such Conversion Date (the "Mandatory Prepayment Price"), plus an amount equal to the Holder’s out-of-pocket expenses incurred in connection with the transactions (which are contemplated by the Transaction Documents) and enforcing its rights hereunder;

(ii) void the Conversion Notice and retain or have returned, as the case may be, each applicable Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice).

(b)
 Mechanics of Fulfilling Holder’s Election.  The Company shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.7(a) above, a notice of the Company’s inability to fully satisfy the Conversion Notice (the "Inability to Fully Convert Notice").  Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy the Holder’s Conversion Notice, (ii) the amount of the applicable Note which cannot be converted and (iii) the applicable Mandatory Prepayment Price.  The Holder shall notify the Company of its election pursuant to Section 3.7(a) above by delivering written notice via facsimile to the Company (the "Notice in Response to Inability to Convert").

(c)
 Payment of Prepayment Price.  If the Holder shall elect to have each applicable Note prepaid pursuant to Section 3.7(a)(i) above, the Company shall pay the Mandatory Prepayment Price to the Holder within ten (10) days of the Company’s receipt of the Notice in Response to Inability to Convert, provided that prior to the Company’s receipt of the Notice in Response to Inability to Convert the Company has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares (as defined in the Purchase Agreement) issuable to the Holder can and will be delivered to the Holder in accordance with the terms of the Notes.  If the Company shall fail to pay the applicable Mandatory Prepayment Price to the Holder on a timely basis as described in this Section 3.7(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Mandatory Prepayment Price), in addition to any remedy the Holder may have under each applicable Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 0.67% per month (prorated for partial months) until paid in full.  Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of each applicable Note for which the full Mandatory Prepayment Price has not been paid, (ii) receive back each such Note, and (iii) require that the Conversion Price of such returned Note be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided the Mandatory Prepayment and (B) the lowest average closing price of the Common Stock for the Trading Days during the period beginning on the Conversion Date and ending on the date the Holder voided the Mandatory Prepayment.

Section 3.8 No Rights as Shareholder.  Nothing contained in each Note shall be construed as conferring upon the Holder, prior to the conversion of each Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices.

(a)
 Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The Company will give written notice to the Holder at least ten (10) days prior to the date on which the Company takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Major Transaction, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public.  The Company will also give written notice to the Holder at least ten (10) days prior to the date on which any Major Transaction, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public.

(b)	A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:
(i) the consolidation, merger or other business combination of the Company with or into another person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which the Company is the surviving entity and the shareholders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities);

(ii)  the sale or transfer of more than fifty percent (50%) of the Company’s assets (based on the fair market value as determined in good faith by the Company’s Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

(iii)  closing of a purchase, tender or exchange offer made to the shareholders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

Section 4.2 Governing Law.  The Notes shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  The Notes shall not be interpreted or construed with any presumption against the party causing the Notes to be drafted.

Section 4.3 Headings.  Article and section headings in the Notes are included herein for purposes of convenience of reference only and shall not constitute a part of these Notes for any other purpose.

Section 4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in the Notes shall be cumulative and in addition to all other remedies available under the Notes, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of the Notes.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5 Enforcement Expenses.  The Company agrees to pay all costs and expenses of enforcement of the Notes, including, without limitation, reasonable attorneys’ fees and expenses.

Section 4.6 Binding Effect.   The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.7 Amendments.  The Notes may not be modified or amended in any manner except in writing executed by the Company and the Holder.

Section 4.8 Compliance with Securities Laws.  The Holder acknowledges that the Notes are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of the Notes except in accordance with and in reliance upon the exemption from securities registration for offers and sales in an "offshore transaction" to a non-U.S. Person afforded, inter alia, by Rule 904 under Regulation S ("Regulation S") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(a)(2) of the 1933 Act. The Notes and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

"EACH CONVERTIBLE PROMISSORY NOTE ("NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF  IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT EACH NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND SUCH STATE SECURITIES LAWS."

Section 4.9 Consent to Jurisdiction.  Each of the Company and the Holder (i) hereby irrevocably submits to the non-exclusive jurisdiction of the State of New York for the purposes of any suit, action or proceeding arising out of or relating to these Notes and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law.  Each of the Company and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to these Notes shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 4.10 Parties in Interest.  The Notes shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and permitted assigns.

Section 4.11 Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.12 Company Waivers.  Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of these Notes, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or the Company liable for the payment of these Notes, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under these Notes, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THESE NOTES ARE A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

TRIDENT BRANDS INCORPORATED

By:
Name:
Title:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert the applicable Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the Principal Amount of the above Note for __________________________ into shares of Common Stock of TRIDENT BRANDS INCORPORATED according to the conditions hereof, as of the date written below.

Conversion Date: ____________________________________________

Applicable Conversion Price: ___________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

Signature: _____________________________________________

Print Name: ____________________________________________

Address: ______________________________________________

______________________________________________________